UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard,
El Segundo California	90245
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 5, 2005, Big 5 Sporting Goods Corporation (the “Company”) and Charles P. Kirk mutually agreed that he will resign his positions as Chief Financial Officer and Treasurer, effective immediately. Mr. Kirk will remain Senior Vice President and a member of the Company’s senior management team.
     The Company has retained a search firm and is actively engaged in the process of identifying and assessing appropriate candidates for the Chief Financial Officer (“CFO”) position. The Company is committed to filling the CFO position expeditiously. Until a new CFO is hired, Elizabeth F. Chambers, the Company’s Acting Controller, and Thomas L. Robershaw, the Company’s Assistant Treasurer, jointly will fulfill the functions of the Company’s principal financial officer and principal accounting officer.
     Ms. Chambers, 51, assumed the role of Acting Controller in July 2005. Ms. Chambers joined the Company in 1993 as Assistant Controller and served in that position until her promotion to Acting Controller. Prior to joining the Company, Ms. Chambers was an Account Analyst Manager for Thrifty Corporation from 1988 to 1993. Ms. Chambers was a certified public accountant for Deloitte, Haskins & Sells from 1985 to 1988. Ms. Chambers received a B.A. in Business Economics from UC Santa Barbara in 1985. Ms. Chambers has a current salary of $101,800 and is eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan. Ms. Chambers also participates in the Company’s standard employee benefit plans.
     Mr. Robershaw, 35, has served as Assistant Treasurer since he joined the Company in 2002. Prior to joining the Company, Mr. Robershaw was Director of Capital Markets at Global Crossing Development Corporation from 1998 to 2002. In such capacity, Mr. Robershaw oversaw leasing and foreign exchange transactions, as well as cash management and other treasury-related matters. Prior to that, Mr. Robershaw held various financial positions at The Walt Disney Company from 1994 to 1998 and Toyota Motor Credit Corporation from 1992 to 1994. Mr. Robershaw received a B.S. in International Economics from Georgetown University in 1992 and an M.B.A. from the Anderson School of Business at UCLA in 2001. Mr. Robershaw has a current salary of $110,000 and is eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan. Mr. Robershaw also participates in the Company’s standard employee benefit plans.
     There are no arrangements or understandings between Ms. Chambers or Mr. Robershaw and any other person(s) pursuant to which they were selected as officers. In addition, there are no family relationships between Ms. Chambers or Mr. Robershaw and any other director or executive officer of the Company.
Item 8.01. Other Events.
     On August 5, 2005, the Company issued a press release regarding the matters described in Item 5.02 and provided information regarding the Company’s previously announced review of the Company’s prior financial statements. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 5, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Date: August 8, 2005
/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer